Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Ebix, Inc. and subsidiaries (the Company) for the year ended December 31, 2009 of our reports dated March 16, 2010 included in its Registration Statements (Form S-1 Nos. 333-144538 and 333-150371; Form S-3 Nos. 333-112616, 333-64368, 333-12781, 33-62427 and 333-163459; and Form S-8 Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261, and 33-62901) relating to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows and the related consolidated financial statement schedule for each of the two years in the period ended December 31, 2009, and the effectiveness of internal control over financial reporting for the Company as of December 31, 2009.
/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
March 16, 2010